Allied Nevada Announces Preliminary Q2 Production and Sales; On Track to Meet Annual Guidance

July 11, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) reports that second quarter 2014 production and sales targets were achieved at its wholly owned Hycroft mine in Nevada. Preliminary second quarter and year to date 2014 production and sales, as compared with production and sales in the comparative 2013 periods, were as follows:

		Three months ended June 30,		Six months ended June 30,
		2014	2013	2014	2013

Ounces produced	Gold	56,864	39,195	116,978	77,214
	Silver	481,151	132,841	893,657	320,841

Ounces sold	Gold	57,050	41,512	116,520	68,768
	Silver	474,832	146,303	881,066	321,069

Hycroft continues to benefit from the increased mining capacity and process improvements that have been implemented to the heap leach operation over the last few years. As announced on June 16, 2014, the crushing system became operational in early June and, to date, we have crushed and placed more than 400,000 tons of ore on the heap leach pads.
Gold production and sales were 51% and 69% higher in the first half of 2014 when compared with the same period in 2013. The largest contributor to the recent production and related sales improvements was the increased processing capacity of the new Merrill-Crowe plant. Gold sales volumes generated from the carbon columns represented approximately 15% of the total gold sales volumes during the first half of 2014 compared with 27% of the total gold sales volumes for the first half of 2013. Silver production and sales in the first half of 2014 were not only more than double that of the same period in 2013, but also more than in all of 2013. We continue to be on track to meet our full year 2014 guidance estimates for both gold and silver.
We expect to issue second quarter 2014 financial results on August 4, 2014, after close of market. We plan on holding a conference call and webcast on August 5, 2014, to discuss these results followed by a question and answer session. A link to the listen-only webcast link can be accessed at www.alliednevada.com. To participate in the conference call, please dial:
Toll-Free in North America: 1-866-233-4585   |   International: 416-640-5946

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119
or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), as all may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the ability to achieve increased recoveries and the processing capacity of the Merrill-Crowe plant; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; anticipated costs, anticipated sales, project economics, the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Preliminary Q2 2014 Production	2